CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 13, 2008, relating to the financial statements of Brainstorm Cell Therapeutics Inc. as of December 31, 2007 and for the year ended December 31, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's ability to continue as a going concern). appearing in the Prospectus, which is part of this Registration Statement.

/s/ KOST FORER GABBAY & KASIERER

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
June 28, 2012	A Member of Ernst & Young Global